                                                                  EXHIBIT 3.2(e)



                                    BY-LAWS
                       OF MARQUETTE MEDICAL SYSTEMS, INC.
                (Formerly Known as Marquette Electronics, Inc.)
                 (AS AMENDED AND RESTATED AS OF JUNE 24, 1997)



                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

               The principal office of the corporation in the State of Wisconsin shall be located in the City of Milwaukee, County of Milwaukee. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

               The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II
                                   ----------

                                  SHAREHOLDERS
                                  ------------

               Section 1 -- Annual Meeting.
               ---------    --------------

               The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such time as is specified in the notice of the meeting on either the first Friday in July of each year or on such other date as may be fixed by the Board of Directors of the corporation prior to the giving of the notice of the meeting. The Board of Directors acting by resolution may postpone or reschedule any annual meeting of shareholders.

               Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

               For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 75 days nor more than 100 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

               Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the corporation at least 85 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

               Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

               For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

               Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               Section 2 -- Special Meetings.
               ---------    ----------------

               Special meetings of the shareholders for any purpose or purposes shall be called to be held at any time upon the request of the President, a majority of the members of the Board of Directors or of the Executive Committee then in office or upon the written request of the holders of not less than ten (10%) percent of all outstanding shares of the corporation. Business transacted at all special meetings shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section 2 and only such purpose or purposes will be set forth in the notice of the meeting. The Board of Directors acting by resolution may postpone or reschedule any previously scheduled special meeting of shareholders.

               Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of

     Directors or (c) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by the third paragraph of Section 1 of Article I of these By-Laws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 100th day prior to such special meeting and not later than the close of business on the later of the 75th day prior to such special meeting or the 10th day following the day on which such public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

               Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

               Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               Section 3 -- Place of Meeting.
               ---------    ----------------

               All meetings of the shareholders shall be held at such place within or without the state of Wisconsin as shall be fixed by the Board of Directors from time to time.

               Section 4 -- Notice of Meeting.
               ---------    -----------------

               Written notice stating the place, day and hour of the meeting and, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than ninety days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

               Section 5 -- Closing of Transfer Books or Fixing of
               ---------    ---------------------------------------
                            Record Date.
                            -----------

               The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders meeting, to demand a special meeting, or to vote or to take any other action. The record date may not be more than seventy days nor less than fifteen days before the meeting or action requiring a determination of shareholders. Except as otherwise provided by these By-Laws, a determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting. The Board of Directors may from time to time fix in advance a date, not more than seventy days prior to the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of shares shall become effective, as a record for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of shares, and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any shares on the books of the corporation after any such record date so fixed.

               Section 6 -- Shareholders' List For Meeting.
               ---------    ------------------------------

               After fixing a record date for a meeting, the corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders meeting. The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder.

               The corporation shall make the shareholders' list available for inspection by shareholders, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent or attorney may, on written demand, inspect the list, and during regular business hours and at his or her expense, during the period that it is available for inspection under this section copy such list, provided, however, that the shareholder's demand to copy such list is made in good faith and for a proper purpose, that the shareholder describes with reason able particularity his or her purpose and that the shareholders' list that he or she desires to copy is directly connected with his or her purpose.

               The corporation will make the shareholders' list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

               Section 7 -- Quorum.
               ---------    ------

               A majority of the outstanding shares of the corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or repre sented, any business may be transacted which might have been transacted at the meeting as originally notified.

               Section 8 -- Proxies.
               ---------    -------

               At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

               Section 9 -- Voting of Shares.
               ---------    ----------------

               Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or by a resolution of the Board of Directors designating a series of preferred stock. At each election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, but without the right to cumulate votes. Except with respect to the election of Directors, and unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. If a quorum is present at any meeting of shareholders, the vote of the holders of a majority of the shares cast by the holders of shares entitled to vote on the matter shall be sufficient for the transaction of any business, except that directors shall be elected by a plurality of shares cast by the holders of shares entitled to vote in the election.

               Section 10 -- Inspectors of Election.
               ----------    ----------------------

               Prior to each meeting of shareholders, the Board of Directors shall appoint not more than three Inspectors, who shall not be directors or officers of the corporation or candidates for the office of director. Such Inspectors shall count and report to the meeting the votes cast on all matters submitted to a vote at such meeting. In the case of failure of the Board of Directors to make such appointments, or in the case of failure of any Inspector so appointed to act, the chairman of the meeting shall make such appointments or fill such vacancies. Each Inspector shall be entitled to a reasonable compensation from the corporation for his services. The Inspectors appointed to act at any meeting of the shareholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and the oath so taken shall be subscribed by them.

               Section 11 -- Voting Company's Shares.
               ----------    -----------------------

               Shares of the corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by this corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

               Section 12 -- Shares in Other Corporation's Name.
               ----------    ----------------------------------

               Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corp oration or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corpora tion, given in writing to the secretary of this corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.

               Section 13 -- Order of Business.
               ----------    -----------------

               The order of business of each meeting of the shareholders of the corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to proscribe such rules, regulations and procedures and do all acts and things as are necessary or desirable for the conduct of the meeting, including without limitation, the estab lishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof and opening and closing of the voting polls.


                                  ARTICLE III
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------

               Section 1 -- General Powers.
               ---------    --------------

               Number. The principal officers of the Corporation shall be a Chairman of the Board, a President and Chief Operating Officer, Vice Presidents, Divisional Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary and the offices of President and Vice President

                Section 2 -- Number, Tenure and Qualifications.
                ---------    ---------------------------------

               The number of directors of the corporation shall be six (6).
     Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

               Section 3 -- Regular Meetings.
               ---------    ----------------

               Regular meetings of the Board of Directors shall be held without further notice than this By-Law immediately after and at the same place, as the annual meeting of shareholders, and each adjourned session thereof and on the 4th Tuesday in November, February and May of each year, at the principal offices of the corporation at the hour of 9:00 a.m. The Chairman of the Board of the corporation may, upon not less than five (5) days written notice to all members of the Board of Directors, provide for a variance in the time, date or location of any such meeting.

               Section 4 -- Special Meetings.
               ---------    ----------------

               Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

               Section 5 -- Notice.
               ---------    ------

               Notice of any special meeting shall be given at least 48 hours previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorpora tion or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               Section 6 -- Quorum.
               ---------    ------

               A majority of the number of directors fixed by Section 2 of this
     Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


               Section 8 -- Vacancies.
               ---------    ---------

               The Board of Directors may fill any vacancy (occurring by resignation, removal or otherwise) in the board happening after any regular annual election or any vacancy created by an increase in the authorized number of directors until the next succeeding elec tion, by the affirmative vote of a majority of the directors then in office, although less than a quorum.

               Section 9 -- Compensation.
               ---------    ------------

               The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members may establish reasonable compensa tion of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appro priate committee.

               Section 10 -- Presumption of Assent.
               ----------    ---------------------

               A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

               Section 11 -- Committees.
               ----------    ----------

               The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 2 of this
     Article III may designate an Executive Committee, an Audit Committee, a Human Resources Committee, a Nominating and Proxy Committee, and one or more other committees, each committee to consist of two or more directors elected by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

               Any Executive Committee which to the extent provided in said resolution, as initially adopted, and as thereafter supple mented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except as otherwise limited by law.

               Any Human Resources Committee designated by the Board of Directors shall consist of not less than two (2) directors who shall be neither officers nor employees of the corporation or its subsidiaries or any person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibili ties of a director. The Human Resources Committee shall have the responsibility for (a) authorizing the grant of stock options under any employee stock option plan; (b) making recommendations to the Board of Directors with respect to the salaries and bonuses to be paid to officers of the Company and the terms and conditions of their employment; and (c) reviewing the overall compensation plans and policies of the corporation, fringe benefit programs and other conditions of employment and recommending to the Board of Directors changes or modifications thereof.

               Any Audit Committee designated by the Board of Directors shall consist of not less than two (2) directors who shall be neither officers nor employees of the corporation or its sub sidiaries or any person having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Audit Committee shall have responsibility to (a) review the proposal by the corporation's independent public accountants for the audit of the corporation for the current year;
     (b) recommend to the Board of Directors, for appointment by the Board, the firm of independent public accountants to audit the books, records and accounts of the corporation; (c) review all recommendations made by the corporation's independent public accountants with respect to accounting principles, accounting methods used and adequacy of systems of internal control to be followed by the corporation and advise the Board of Directors with respect thereto; (d) examine and make recommendations to the Board of Directors with respect to the scope of the audit conducted by the corporation's independent public accountants; (e) review and discuss with the independent public accountants the scope of the audits performed by the corporation's internal audit staff; and (f) assist the Board of Directors in fulfilling its fiduciary respon sibilities for financial reporting and internal accounting controls.

               Any Nominating and Proxy Committee designated by the Board of Directors shall consist of the President and such number of other directors, not less than two, as from time to time shall be prescribed by the Board of Directors, who shall hold office until their respective successors are elected. The Nominating and Proxy Committee shall have the duty and responsibility of recom mending to the Board of Directors, prior to the annual share holders' meeting each year, the nominees for election to the Board of Directors for whom the corporation should solicit proxies and recommending, prior to the annual directors' meeting each year, nominees for election as President for the ensuing year.

                                  ARTICLE IV
                                  ----------

                                   OFFICERS
                                   --------

               Section 1 -- Number.
               ---------    ------

               The principal officers of the corporation shall be a Chairman of the Board, a President, a Co-President, Vice-Presi dents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President.

               Section 2 -- Election and Term of Office.
               ---------    ---------------------------

               The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

               Section 3 -- Removal.
               ---------    -------

               Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

               Section 4 -- Vacancies.
               ---------    ---------

               A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

               Section 5 -- Chairman of the Board.
               ---------    ---------------------

               The Chairman of the Board shall be the chief executive officer of the corporation and shall have general direction over the affairs of the corporation, subject to the control and direction of the Board of Directors. The Chairman shall, when present, preside as chairman at all meetings of the shareholders and the Board of Directors. The Chairman may call meetings of the shareholders and of the Board of Directors and of the committees whenever he deems it necessary.

               Section 6 -- President.
               ---------    ---------

               The President shall be the chief operating officer of the corporation and, subject to the control of the Chairman of the Board and Board of Directors of the corporation, shall in general supervise and control all of the business and affairs of the corporation. He shall, when the Chairman of the Board is unavail able, preside, as Chairman, at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chairman of the Board or Board of Directors from time to time.

               Section 7 -- Co-President.
               ---------    ------------

               In the absence of the President, or in the event of his death, inability or refusal to act, the Co-President shall perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the President. He shall also perform such duties as may be delegated to him by the President or Chairman of the Board or as may be prescribed by the Board of Directors, from time to time.

               Section 7 -- The Vice-Presidents.
               ---------    -------------------

               In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


               Section 8 -- The Division Presidents.
               ---------    -----------------------

               One or more Division Presidents, each of whose division shall be identified as part of his title, may be elected to manage and operate a business division of the Corporation recognized by the Board of Directors and shall report to the President and Chairman of the Board.

               Section 9 -- The Secretary.
               ---------    -------------

               The Secretary shall: (a) keep the minutes of the share holders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corpora tion is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the postoffice address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               Section 10 -- The Treasurer.
               ----------    -------------

               If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall:
     (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

               Section 11  --  Assistant Secretaries and Assistant Treasurers.
               ----------      ----------------------------------------------

               The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

               Section 12 -- Salaries.
               ----------    --------

               The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V
                                   ---------

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS
                     --------------------------------------

               Section 1 -- Contracts.
               ---------    ---------

               The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

               Section 2 -- Loans.
               ---------    -----

               No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

               Section 3 -- Checks, Drafts, etc.
               ---------    -------------------

               All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

               Section 4 -- Deposits.
               ---------    --------

               All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.


                                   ARTICLE VI
                                   ----------

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER
                   ------------------------------------------

               Section 1 -- Certificates for Shares.
               ---------    -----------------------

               The corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered on the books of the corporation as they are issued and shall be signed by the President or Vice President and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President, Secretary or Assistant Secretary may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. There shall be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a summary of the designations, preferences, limitations and relative rights applicable to each class and, if the corporation is authorized to issue any series, the variations in rights, preferences and limitations between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Wisconsin, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor has been fully paid.

               Section 2 -- Transfer Agent.
               ---------    --------------

               The corporation may maintain one or more transfer offices or agencies, each under control of a Transfer Agent, where the shares of the corporation may be transferable. The corpora tion may maintain one or more registry offices or agencies, each under the control of a Registrar, where the shares may be reg istered. The board of directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the corporation.

               Section 3 -- Transfer of Shares.
               ---------    ------------------

               Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with any authorized Transfer Agent, and on surrender for cancellation of the certifi cate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

               Section 4 -- Lost, Stolen or Destroyed Certificates.
               ---------    --------------------------------------

               The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certifi cates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               Section 5 -- Stock Regulations.
               ---------    -----------------

               The Board of Directors shall have the power and author ity to make all such further rules and regulations not incon sistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.


                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

               The fiscal year of the corporation shall begin on the first day of May and end on the thirtieth day of April in each year.

                                  ARTICLE VIII
                                  ------------

                                   DIVIDENDS
                                   ---------

               The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                                   ARTICLE IX
                                   ----------

                                      SEAL
                                      ----

               The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Wisconsin."


                                   ARTICLE X
                                   ---------

                                INDEMNIFICATION
                                ---------------

               The corporation shall indemnify each officer and director of the corporation to the full extent provided by applicable law and, in addition, in accordance with any other rights such persons may have under a resolution of the share holders of the corporation, a resolution of its Board of Directors or under the corporation's Articles of Incorporation, as amended and restated from time to time, or pursuant to any insurance policy, an agreement or otherwise. Any person entitled to indemnification or to the reimbursement or advancement of expenses hereunder may elect, to the extent permitted by law, to have the right of indemnification (or reimbursement or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding or on the basis of the applic able law in effect as of the date these Amended and Restated By-Laws are adopted. The foregoing rights to indemnification shall be in addition to any other rights such person may have under a resolution of the shareholders of the corporation, a resolution of its directors, the Articles of Incorporation of the corporation, as amended and restated from time to time, common law, any insurance policy, any written agreement or otherwise.


                                   ARTICLE XI
                                   ----------

                             Conflicts of Interest
                             ---------------------


               1. A Director shall be considered to have a conflict of interest if:

               (a) The Director has existing or potential financial or other interests which impair or might reasonably appear to impair their independent, unbiased judgment in the discharge of their responsibilities to the Corporation.

               (b) Directors are aware that a member of their family (which for the purposes of this paragraph shall be a spouse, parents, siblings, children, and any other relative if the latter resides in the same household as the Director) has such existing or potential or other interests.

               (c) Any organization in which the Director (or member of their family) is an officer, director, employee, member, partner, trustee, or controlling stockholder has such existing or potential or other interests.

               2. The following guidelines exist in cases where a real or perceived conflict of interest exists:

               (a) The Director shall disclose to the Board any possible conflict of interest at the earliest practical time.

               (b) No Director shall vote on any matter under consideration at a Board or Committee meeting, in which such director has a conflict of interest.

               (c) The minutes of such meeting shall reflect that a disclosure was made and that the Director having a conflict of interest abstained from voting.

               (d) Any Director who is uncertain whether a conflict of interest may exist in any matter may request the Board or Committee to resolve the questions by majority vote.


                                  ARTICLE XII
                                  -----------

                                   AMENDMENTS
                                   ----------

               Section 1 -- Board of Directors.
               ---------    ------------------

               The Board of Directors may from time to time, by vote of a majority of its members, adopt, amend or repeal any and all of the By-Laws of this corporation except such By-Laws as may have been adopted by the subscribers or Shareholders of the corpora tion.

               Section 2 -- Shareholders.
               ---------    ------------

               The Shareholders may from time to time, by vote of a majority, adopt, amend or repeal any and all of the By-Laws of the corporation.